O’Neill & Taylor PLLC	435 Martin Street, Suite 1010
	Blaine, WA	98230

Stephen F.X. O’Neill* Michael H. Taylor**	Telephone:	(360) 332-3300
	Facsimile:	(360) 332-2291
	E-mail:	mht@stockslaw.com

March 26, 2004

INGENIUM CAPITAL CORP.
2360 Palmerston Ave.
West Vancouver, B,C.
V7V -2W1

Attention: William J. Asselstine, President

Dear Sirs:

RE:	INGENIUM CAPITAL CORP. (the "Company") - Registration Statement on Form SB-2

We have acted as counsel for Ingenium Capital Corp. a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 2,402,000 shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement dated March 26, 2004 and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. This opinion is based upon and is limited to the laws of the State of Nevada.

Based upon the foregoing, we are of the opinion that the shares of the Company’s common stock to be sold by the selling shareholders are validly issued, fully paid and non-assessable shares of the Company’s common stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

O'NEILL & TAYLOR PLLC

/s/ Michael H. Taylor

MICHAEL H. TAYLOR, ESQ.

MHT/dml

VANCOUVER OFFICE:	O’Neill & Taylor Law Corporation
Suite 1880, 1055 West Georgia Street, Box 11122, Vancouver, British Columbia, Canada V6E 3P3
Tel: (604) 687-5792 / Fax: (604) 687-6650

*Washington and British Columbia Bars; ** Nevada and British Columbia Bars